Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR SECOND QUARTER, ENDED JUNE 30, 2010

Revenues of $183.9 million and Gross Profit of 40%

BOSTON, MA – August 4, 2010 – Stream Global Services, Inc., (NYSE AMEX: SGS), a premium business process outsource (BPO) service provider specializing in customer relationship management and business process outsourcing services for many of the leading Fortune 1000 companies, today announced consolidated financial results for the three and six months ended June 30, 2010.

Included in the financial results are Stream’s previously reported purchase of eTelecare Global Solutions, Inc. and related financings, all of which were completed on October 1, 2009.

GAAP Consolidated Results

On a GAAP basis, revenue for the three and six months ended June 30, 2010 was $183.9 million and $380.5 million, respectively, compared to $125.7 million and $261.3 million for the same periods in 2009.

GAAP net loss was $21.5 million and $32.0 million for the three and six months ended June 30, 2010, respectively, compared to a GAAP net loss of $4.7 million and $4.5 million for the same periods in 2009.

Pro Forma Combined Consolidated Results

On a pro forma combined consolidated basis, as if the acquisition of eTelecare Global Solutions, Inc., had been completed as of January 1, 2009, the Company posted revenue for the three and six months ended June 30, 2010 of $183.9 million and $380.5 million, respectively, compared to $195.3 million and $401.5 million in the same periods in 2009.

Stream’s gross profit as a percentage of revenue decreased to 40% and 41%, respectively, in the three and six months ended June 30, 2010, compared to 43% and 44% in same periods in 2009.

For the three and six months ended June 30, 2010, adjusted pro forma earnings before interest taxes depreciation and amortization (“EBITDA”) was $10.7 million and $27.7 million, respectively, compared to $15.5 million and $39.2 million for the same periods in 2009.

In 2009, Stream won eleven new logos and significant programs that are expected to generate annualized revenues of approximately $190 million once fully ramped. So far in 2010, Stream has been awarded nine new logos and significant programs which are expected to generate annualized revenues of approximately $125 million once fully ramped.

Scott Murray, Chairman and Chief Executive Officer at Stream said, “During the first half of 2010, we continued to achieve high levels of customer satisfaction across our client base, with many of our global clients awarding us ‘Number One Service Provider’ status. We have also secured a significant amount of new business this year, much of which is in the process of ramping.” Murray went on to say, “Along with the investment required for these program ramps, many of our telecommunications and technology clients have delivered lower than forecasted call volumes resulting in lower revenue and gross margins. This trend is being experienced across the entire BPO industry. In response to these challenges, we continue to invest in the technology and processes that will improve our financial performance and operating metrics – such as employee retention, attendance and utilization – and manage our spending carefully while continuing to sustain high levels of client satisfaction.”

Stream will hold a conference call for investors on at 9:00 AM EDT. Investors can participate by calling 1-800-289-0518 and referencing passcode #7462028.

Contact Information:

Sally Comollo

Director of Marketing Communications

sally.comollo@stream.com

781-304-1847

About Stream Global Services:

Stream Global Services is a premium business process outsource (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 30,000 employees capable of supporting over 35 languages across 50 locations in 22 countries. Stream continues to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s Annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on Form 10-Q for the quarter ended March 31, 2010.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue	$183,904	$125,670	$380,479	$261,284
Direct cost of revenue	110,996	73,405	223,836	152,019

Gross profit	72,908	52,265	156,643	109,265

Operating expenses:
Selling, general and administrative expenses	64,480	42,217	133,744	85,718
Transaction related and restructuring expenses	2,837	—	3,747	—
Depreciation expense	11,247	4,578	22,466	8,765
Amortization expense	5,290	2,334	10,500	4,812

Income (loss) from operations	(10,946)	3,136	(13,814)	9,970
Interest expense (income) and other financial costs	8,795	3,459	14,592	5,509

Income (loss) before provision for income taxes	(19,741)	(323)	(28,406)	4,461
Provision for income taxes	1,764	2,242	3,574	5,328

Net loss	$(21,505)	$(2,565)	$(31,980)	$(867)
Preferred stock beneficial conversion feature, accretion and dividends	—	2,161	—	3,679

Net loss available to common shareholders:	(21,505)	(4,726)	(31,980)	(4,546)

Basic and Diluted loss per share	$(0.27)	$(0.50)	$(0.40)	$(0.48)

Shares used in computing per share data:
Basic and Diluted shares	80,567	9,449	80,289	9,452

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

	June 30, 2009	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$21,442	$14,928
Accounts receivable, net	164,364	175,557
Other current assets	34,143	36,901

Total current assets	219,949	227,386
Equipment and fixtures, net	82,712	96,816
Goodwill, intangible assets, and other long-term assets	342,746	356,621

Total assets	$645,407	$680,823

Liabilities and Stockholders’ Equity
Current liabilities	$107,622	$115,337
Line-of credit	25,200	15,501
Long-term debt	192,015	191,379
Capital lease obligations	11,486	11,279
Deferred income taxes	20,254	21,050
Other long-term liabilities	22,235	22,866

Total liabilities	378,812	377,412

Stockholders’ equity	266,595	303,411

Total liabilities and stockholders’ equity	$645,407	$680,823

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
(Non-GAAP Pro forma)
Revenue	$183,904	$195,322	$380,479	$401,540
Direct costs of revenue	110,996	110,992	223,836	225,858

Gross profit	72,908	84,330	156,643	175,682

Gross profit as a percentage of revenue	40%	43%	41%	44%

Operating expenses:
Selling, general and administrative expenses	62,167	68,118	128,962	135,751
Stock-based compensation expense	1,442	120	2,771	324
Transaction related and restructuring expenses	3,708	1,394	5,758	2,320
Depreciation and amortization expense	11,247	9,811	22,466	19,115
Merger related amortization of intangible assets	5,290	4,774	10,500	9,692

	83,854	84,217	170,457	167,202

Income (loss) from operations	(10,946)	113	(13,814)	8,480
Interest expense (income) and other financial costs	8,795	5,900	14,592	16,444

Loss before provision for income taxes	(19,741)	(5,787)	(28,406)	(7,964)
Provision for income taxes	1,764	2,213	3,574	6,202

Net Loss	$(21,505)	$(8,000)	$(31,980)	$(14,166)

Adjusted EBITDA
Income (loss) from operations	$(10,946)	$113	$(13,814)	$8,480
Depreciation and amortization expense	16,537	14,585	32,966	28,807
Transaction related and restructuring expenses	3,708	1,394	5,758	2,320
Stock-based compensation expense	1,442	120	2,771	324

Adjusted EBITDA	$10,741	$16,212	$27,681	$39,931

Note: The results above for 2010 represent Stream and eTelecare as a combined company with no historical purchase adjustments and the results for 2009 represent pro forma as if the transaction with Stream and Global BPO occurred on January 1, 2009 combined with eTelecare results with no historical purchase adjustments.

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 31,
	2010	2009	2010	2009
Net loss	$(21,505)	$(2,565)	$(31,980)	$(867)
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:

Provision for income taxes	1,764	2,242	3,574	5,328
Pro forma depreciation and amortization	16,537	14,585	32,966	28,807
Interest expense (income) and financial costs	8,795	3,459	14,592	5,509
Transaction, restructuring and realized foreign exchange gains and losses	3,708	(83)	5,758	2,311
Stock-based compensation expenses	1,442	120	2,771	324
Operating loss from eTelecare prior to the acquisition	—	(1,546)	—	(1,481)

Pro Forma EBITDA	$10,741	$16,212	$27,681	$39,931